AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
OCTOBER 23, 2006

REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

-----------------------

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

-----------------------

STANLEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3658790
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3101 Wilson Boulevard, Suite 700
Arlington, Virginia 22201
(703) 684-1125
(Address, including zip code and telephone number, of principal executive offices)
------------------------

1995 STOCK INCENTIVE PLAN
EXECUTIVE DEFERRED COMPENSATION AND EQUITY INCENTIVE PLAN
STANLEY, INC. 2006 OMNIBUS INCENTIVE COMPENSATION PLAN
STANLEY, INC. EMPLOYEE STOCK PURCHASE PLAN
STANLEY, INC. EMPLOYEE STOCK OWNERSHIP PLAN
(Full Titles of the Plans)

Philip O. Nolan
Chairman, President and Chief Executive Officer
Stanley, Inc.
3101 Wilson Boulevard, Suite 700
Arlington, Virginia 22201
(703) 684-1125
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Stephen L. Burns
Andrew J. Pitts
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock, par value $0.01 per share	1,067,100 (3)	$1.21 (3)	$1,291,191	$138.16
Common Stock, par value $0.01 per share	1,725,480 (4)	$15.85 (10)	$27,348,858	$2,926.33
Common Stock, par value $0.01 per share	1,739,160 (5)	$5.69 (6)	$9,895,820.40	$1,058.85
Common Stock, par value $0.01 per share	1,703,790 (6)	$15.85 (10)	$27,005,071.50	$2,889.54
Common Stock, par value $0.01 per share	4,000,000 (7)	$15.85 (10)	$63,400,000	$6,783.80
Common Stock, par value $0.01 per share	400,000 (8)	$15.85 (10)	$6,340,000	$678.38
Common Stock, par value $0.01 per share	7,326,660 (9)	$15.85 (10)	$116,127,561	$12,425.65

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. Also pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Stanley, Inc. Employee Stock Purchase Plan. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)
In accordance with Rule 457(p) under the Securities Act of 1933, as amended, the unused amount of the registration fee in an amount equal to $3,832.20 paid with respect to securities registered by Stanley, Inc. pursuant to Registration Statement No. 333-134053 filed on May 12, 2006, as amended, and not sold thereunder shall be applied to pay the first $3,832.20 registration fee payable with respect to this Registration Statement.

(3)	Represents 1,067,100 shares of Common Stock subject to options outstanding under the 1995 Stock Incentive Plan at a weighted average exercise price of $1.21 per share.
(4)	Represents 1,725,480 shares of Common Stock previously issued pursuant to options exercised under the 1995 Stock Incentive Plan.
(5)	Represents 1,739,160 shares of Common Stock subject to options outstanding under the Executive Deferred Compensation and Equity Incentive Plan at a weighted average exercise price of $5.69 per share.
(6)	Represents 1,703,790 shares of Common Stock previously issued pursuant to restricted stock grants or options exercised under the Executive Deferred Compensation and Equity Incentive Plan.
(7)	Represents the authorized number of shares of Common Stock as to which equity-based compensation may be granted under the Stanley, Inc. 2006 Omnibus Incentive Compensation Plan.
(8)	Represents the authorized number of shares of Common Stock that may be issued under the Stanley, Inc. Employee Stock Purchase Plan.
(9)	Represents shares of Common Stock previously issued and currently held by the Stanley, Inc. Employee Stock Ownership Plan Trust.
(10)
Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sales prices for shares of Common Stock on October 20, 2006.

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.01 per share, of Stanley, Inc. (the “Company”), consisting of (i) shares previously issued, or that will be issued, upon the exercise of options granted under the 1995 Stock Incentive Plan, (ii) shares previously issued, or that will be issued, upon the exercise of options granted under, and shares of restricted stock previously granted under, the Executive Deferred Compensation and Equity Incentive Plan, (iii) shares previously issued to the Stanley, Inc. Employee Stock Ownership Plan Trust pursuant to the Stanley, Inc. Employee Stock Ownership Plan, (iv) shares reserved for issuance pursuant to the Stanley, Inc. 2006 Omnibus Incentive Compensation Plan and (v) shares reserved for issuance pursuant to the Stanley, Inc. Employee Stock Purchase Plan.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those of the shares referred to above that constitute “restricted securities” or “control securities”, within the meaning of Form S-8, by certain of the Company’s stockholders, as more fully set forth therein. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “Commission”). The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plans. Requests should be directed to the Legal Department, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201, (703) 684-1125.

REOFFER PROSPECTUS

STANLEY, INC.

11,632,080 Shares of Common Stock
Acquired or to be Acquired by the Selling Stockholders Under

1995 STOCK INCENTIVE PLAN

and

EXECUTIVE DEFERRED COMPENSATION
AND EQUITY INCENTIVE PLAN

and

STANLEY, INC. EMPLOYEE STOCK OWNERSHIP PLAN

This Prospectus relates to an aggregate of up to 11,632,080 shares (the “Shares”) of Common Stock, par value $0.01 per share (the “Common Stock”), of Stanley, Inc., a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to the Company’s 1995 Stock Incentive Plan, the Company’s Executive Deferred Compensation and Equity Incentive Plan or the Company’s Employee Stock Ownership Plan (collectively, the “Plans”). See “Selling Stockholders”. This Prospectus covers the offering for resale of (i) shares acquired by the Selling Stockholders prior to the filing of a Registration Statement on Form S−8 by the Company (“Restricted Shares”) and (ii) shares to be acquired by Selling Stockholders who may be deemed affiliates of the Company after the filing of a Registration Statement on Form S−8 pursuant to options currently held by those Selling Stockholders (“Control Shares”). The Company’s Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SXE”. The last reported sales price of the Company’s Common Stock on the NYSE on October 20, 2006, was $15.55 per share.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders (and their donees and pledgees) through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as the Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution”. All costs, expenses and fees in connection with the registration of the Shares will be borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder (or their donees and pledgees).

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 23, 2006.
_______________________

            No person is authorized to give any information or represent anything not contained or incorporated by reference in this Prospectus or any prospectus supplement. This Prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this Prospectus or any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition and results of operations may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, reports, proxy materials and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents of the Company heretofore filed with the Commission are hereby incorporated in this Prospectus by reference:

(a)
The Company’s Registration Statement on Form S-1 filed May 12, 2006, as amended (Registration No. 333-134053), in which there is set forth audited financial statements as of March 31, 2005 and 2006 and for the three years ended March 31, 2006.

(b)
The description of the Common Stock in the Company’s Registration Statement on Form 8-A filed October 13, 2006 (Registration No. 001-33083), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which this Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to the Legal Department, Stanley, Inc., 3101 Wilson Boulevard, Suite 700, Arlington, VA 22201, (703) 684-1125.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired (or, in some cases, may acquire) Shares pursuant to any of the Plans. Other than with respect to officers and directors, substantially all of the Shares being registered are held by the Stanley, Inc. Employee Stock Ownership Plan Trust and have been allocated to accounts of participants in the Stanley, Inc. Employee Stock Ownership Plan, or the ESOP. Non-affiliates (including ESOP participants) beneficially owning less than 1,000 Restricted Shares issued under any of the Plans and who are not named below may use this Prospectus for the offer or sale of those Shares.

Beneficial ownership is determined in accordance with the rules of the Commission, is based upon 21,076,560 shares outstanding as of the date of this Prospectus, and generally includes voting or investment power with respect to securities. Options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of the date of this Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares of restricted stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted stock for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person. After the resale of all Shares that may be so offered for resale pursuant to this Prospectus, and assuming no other changes in beneficial ownership of the Company’s Common Stock after the date of this Prospectus, Philip O. Nolan, William E. Karlson and Lawrence A. Gallagher would own 2.01%, 3.10% and 2.32%, respectively, of the Company’s Common Stock, and all other Selling Stockholders would own less than 1% of the Company’s Common Stock.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates” of the Company.

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Philip O. Nolan	Chairman, President and Chief Executive Officer	2,116,200(6)	1,280,430	503,250	433,770
George H. Wilson	Executive Vice President for Strategic Operations and Director	757,500(7)	602,310	279,000	0
Gregory M. Denkler	Senior Vice President of Operations	376,440(8)	336,000	—	40,440
William E. Karlson	Senior Vice President, Outsourcing Solutions Division and Director	1,368,990(9)	641,190	93,900	656,400
Christopher J. Torti	Senior Vice President of Mergers and Acquisitions	391,320(10)	245,670	—	145,650
Michael A. Zaramba	Senior Vice President and Chief Strategy Officer	394,620(11)	261,540	—	133,080
Scott D. Chaplin	General Counsel	15,000(12)	0	—	15,000
Brian J. Clark	Chief Financial Officer	67,500(13)	26,250	—	41,250
Lawrence A. Gallagher	Director	800,340(14)	310,800	—	489,540
James C. Hughes	Director	86,490(15)	44,670	—	41,820
John P. Riceman	Director	86,490(16)	44,670	—	41,820

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
General Jimmy D. Ross, USA (Ret.)	Director	27,600(17)	10,500	—	17,100
Lt. General Richard L. Kelly, USMC (Ret.)	Director	13,470(18)	8,970	—	4,500
Charles S. Ream	Director	4,320(19)	4,320	—	0
Bilal M. Abdullah	Employee	2,054	2,054	—	0
Diane Abrams	Employee	1,015	1,015	—	0
Jeannemari R. Acevedo	Employee	9,536	9,536	—	0
Andrew C. Adam	Employee	8,299	8,299	—	0
Leona P. Adams	Employee	2,822	2,822	—	0
Stephen C. Ahern	Employee	1,249	1,249	—	0
Alessandro V. Alveario	Employee	2,668	2,668	—	0
Kevin M. Alvey	Employee	1,870	1,870	—	0
Todd W. Alzubaydi	Employee	2,138	2,138	—	0
Mary B. Antio	Employee	2,775	2,775	—	0
Peggy A. Ariatti	Employee	1,545	1,545	—	0
James E. Armour	Employee	11,120	11,120	—	0
Tanana S. Atchison	Employee	2,176	2,176	—	0
Iris D. Augustus	Employee	1,456	1,456	—	0
Margaret A. Avery	Employee	4,437	4,437	—	0
Diala Y. Azzam	Employee	1,132	1,132	—	0
Julian T. Baker	Employee	2,096	2,096	—	0
Robert D. Baker	Employee	1,750	1,750	—	0
Nelson C. Baltero	Employee	1,155	1,155	—	0
Lynnette A. Banning	Employee	1,924	1,924	—	0
Janice L. Barker	Employee	52,274	52,274	—	0
Harold E. Barr	Employee	1,778	1,778	—	0
John R. Barrett	Employee	1,041	1,041	—	0
Adam C. Basford	Employee	8,564	8,564	—	0
Roland L. Beanum	Employee	1,405	1,405	—	0
Sandra A. Bedford	Employee	1,340	1,340	—	0
Paul F. Belanger	Employee	281,310	200,220	—	81,090
Tamara Bellamy	Employee	2,429	2,429	—	0
Samuel Benavides	Employee	1,598	1,598	—	0
Stephanie T. Bennett	Employee	9,601	9,601	—	0
Susan Bent	Employee	8,857	8,857	—	0
Marie Bernier	Employee	4,632	4,632	—	0
David J. Berry	Employee	1,121	1,121	—	0
Greg H. Beyerlein	Employee	1,769	1,769	—	0
Erol M. Beynam	Employee	23,998	22,798	—	1,200
Hatice D. Beynam	Employee	4,962	4,962	—	0
Mark A. Biddle	Employee	24,671	24,671	—	0
Michael O. Biddle	Employee	5,973	5,973	—	0
David L. Bielawski	Employee	290,130	208,560	—	81,570
Erica L. Biesinger	Employee	8,278	8,278	—	0
David E. Bither	Employee	7,722	24,222	—	0
Lisa M. Black	Employee	81,154	81,154	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Barnard Blackmon	Employee	3,174	3,174	—	0
Charlie W. Blackmon	Employee	2,777	2,777	—	0
John M. Blake	Employee	1,406	1,406	—	0
Coble S. Blakeney	Employee	1,153	1,153	—	0
Robert E. Blanton	Employee	12,786	12,786	—	0
Jennifer L. Bohan	Employee	5,171	5,171	—	0
Colin M. Bombara	Employee	2,555	2,555	—	0
Jeff A. Bowling	Employee	3,093	3,093	—	0
John B. Boysha, Jr.	Employee	23,222	19,022	—	4,200
James H. Brabston	Employee	148,680	197,640	—	0
Patricia S. Brabston	Employee	46,522	42,022	—	4,500
Janet E. Bray	Employee	3,157	3,157	—	0
David G. Breaux	Employee	8,785	8,785	—	0
Sharon Brewster	Employee	35,334	27,834	—	7,500
Regina M. Bridges	Employee	1,129	1,129	—	0
Shawn H. Broughton	Employee	6,316	3,316	—	3,000
Arni L. Brown	Employee	13,402	13,402	—	0
Bronwyn E. Brown	Employee	4,171	4,171	—	0
Reginald Brown	Employee	3,080	3,080	—	0
Turney A. Bruner	Employee	17,374	17,374	—	0
Robert A. Brunner	Employee	3,659	3,659	—	0
Thomas E. Bruns	Employee	10,063	7,063	—	3,000
Paul E. Buchanan, Jr.	Employee	315,600	268,080	—	47,520
Les Buday	Employee	64,092	46,092	—	18,000
William E. Bull	Employee	1,018	1,018	—	0
Darryl J. Bullock	Employee	1,004	1,004	—	0
Patricia H. Burroughs	Employee	2,375	2,375	—	0
Christopher Caffrey	Employee	2,271	2,271	—	0
Jose M. Calleros	Employee	2,267	2,267	—	0
William Camp	Employee	48,066	48,066	—	0
Vertrena D. Cannon	Employee	1,861	1,861	—	0
Laurie Y. Carter	Employee	54,992	50,492	—	4,500
David C. Carter	Employee	19,581	19,581	—	0
James H. Carter	Employee	1,084	1,084	—	0
Bruce E. Cash	Employee	1,087	1,087	—	0
Heather L. Catalfamo	Employee	4,362	4,362	—	0
Philip R. Chase	Employee	3,629	3,629	—	0
Terrance E. Chick	Employee	5,534	5,534	—	0
Jennifer Chick	Employee	1,093	1,093	—	0
Leroy R. Chittenden	Employee	1,009	1,009	—	0
Matthew Christian	Employee	4,388	4,388	—	0
Stephen T. Christian, Jr.	Employee	70,554	70,554	—	0
Fei Chu	Employee	40,493	40,493	—	0
Raymond L. Clark	Employee	1,003	1,003	—	0
Deborah S. Clifton	Employee	4,443	4,443	—	0
Richard A. Coble, Sr.	Employee	1,383	1,383	—	0
Debbie V. Cole	Employee	1,016	1,016	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Sandra J. Coleman	Employee	2,985	2,985	—	0
Nicole C. Coletta	Employee	6,401	6,401	—	0
Josephine Collar	Employee	1,342	1,342	—	0
David H. Collins	Employee	13,398	13,398	—	0
Thomas C. Collins	Employee	7,057	5,557	—	1,500
Adisa D. Collis	Employee	1,682	1,682	—	0
David M. Collodel	Employee	1,798	1,798	—	0
Shane Connarton	Employee	11,023	11,023	—	0
James J. Cooney, Jr.	Employee	2,072	2,072	—	0
Francis N. Corazzi	Employee	1,664	1,664	—	0
Edward C. Cotto	Employee	16,629	16,629	—	0
Gary L. Cox	Employee	1,146	1,146	—	0
Michael J. Cramer	Employee	160,717	134,827	—	25,890
Glenn D. Crumley	Employee	34,481	34,481	—	0
Bobby L. Curtis	Employee	1,757	1,757	—	0
Lynda L. Daggy	Employee	13,103	13,103	—	0
Zhenwei Dan	Employee	2,481	2,481	—	0
Jonathan A. Daniels	Employee	3,007	3,007	—	0
Charlotte V. Daniels	Employee	1,410	1,410	—	0
H. Kemper Davis	Employee	40,233	40,233	—	0
Janet A. Davis	Employee	3,688	3,688	—	0
Sylvia Davis	Employee	2,778	2,778	—	0
Charles L. Davis	Employee	1,035	1,035	—	0
Jennifer L. Dean	Employee	1,406	1,406	—	0
Magnus G. Decker	Employee	4,447	4,447	—	0
Edith F. Dehart	Employee	2,749	2,749	—	0
David M. Delong	Employee	1,481	1,481	—	0
Leonard M. Deveau	Employee	1,143	1,143	—	0
Alain C. Dewitt	Employee	1,790	1,790	—	0
Robert L. Deyoung	Employee	1,316	1,316	—	0
Eleanor Diemer	Employee	1,734	1,734	—	0
John E. Dietz	Employee	43,580	43,580	—	0
Nathan D. Dixon	Employee	1,343	1,343	—	0
Phi C. Do	Employee	1,956	1,956	—	0
John T. Dodson	Employee	3,333	3,333	—	0
Joseph A. Dooley	Employee	7,602	7,602	—	0
Ralph T. Dorman	Employee	7,814	7,814	—	0
Connie C. Dowler	Employee	7,621	7,621	—	0
Vanessa M. Downes	Employee	3,416	1,916	—	1,500
Helen J. Drakeford	Employee	1,364	1,364	—	0
Dorothy E. Duffina	Employee	3,367	3,367	—	0
Karl E. Duggin	Employee	1,762	1,762	—	0
Diana D. Duncan	Employee	7,204	7,204	—	0
Linda S. Dunton	Employee	5,679	5,679	—	0
Harold W. Eagle	Employee	2,200	2,200	—	0
Kathleen R. Edwards	Employee	2,019	2,019	—	0
Kenneth J. Edwards	Employee	1,469	1,469	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Sean M. Ellis	Employee	2,315	2,315	—	0
James F. Enfinger	Employee	1,221	1,221	—	0
Kerri B. Engley	Employee	6,701	5,201	—	1,500
James B. Faircloth	Employee	1,067	1,067	—	0
Christopher Feltman	Employee	15,128	15,128	—	0
Beverly A. Ferrelli	Employee	3,010	3,010	—	0
Michael J. Fiedler	Employee	2,101	2,101	—	0
William A. Fielders	Employee	16,295	16,295	—	0
Sally E. Fisher	Employee	51,082	51,082	—	0
Wesley R. Fisher	Employee	11,733	11,733	—	0
James E. Fitzwater	Employee	5,875	3,775	—	2,100
E. Patrick Flannery	Employee	110,820	171,210	—	0
Peter L. Flannery	Employee	2,820	2,820	—	0
James A. Flickinger	Employee	1,734	1,734	—	0
Michael P. Flint	Employee	51,518	23,618	—	27,900
Nicholas G. Floroff	Employee	1,269	1,269	—	0
Kingslande Florvil	Employee	4,707	4,707	—	0
John T. Fogarty	Employee	7,597	7,597	—	0
Julie A. Foltz	Employee	1,381	1,381	—	0
Todd S. Forsythe	Employee	7,815	7,815	—	0
David J. Fowler	Employee	23,199	17,199	—	6,000
Debra Q. Foy	Employee	2,442	2,442	—	0
Thomas R. Fradette	Employee	22,531	5,431	—	17,100
William T. Frazier	Employee	112,999	111,499	—	1,500
Donna R. Freeland	Employee	14,053	14,053	—	0
Kristen M. Furman	Employee	2,896	2,896	—	0
Ligaya J. Galapin	Employee	1,931	1,931	—	0
Philip A. Gallagher	Employee	34,413	34,413	—	0
Heather L. Gallagher	Employee	17,083	17,083	—	0
Nancy D. Gallardo	Employee	3,317	3,317	—	0
Paul G. Gardner	Employee	56,873	56,873	—	0
William C. Gerhart	Employee	7,404	8,904	—	0
Stella G. Gibbs	Employee	2,465	2,465	—	0
Kathy W. Gilbert	Employee	1,323	1,323	—	0
Paul E. Giles	Employee	10,308	2,808	—	7,500
Bernita C. Glasper	Employee	1,080	1,080	—	0
Emilio A. Gonzalez	Employee	33,207	31,707	—	1,500
John K. Goodrow	Employee	5,839	5,839	—	0
Darrell Goodwin	Employee	1,198	1,198	—	0
Cherrika N. Gordon	Employee	1,137	1,137	—	0
Rachel R. Gowen	Employee	2,701	2,701	—	0
Thomas G. Gravelle, III	Employee	1,053	1,053	—	0
Melvin A. Gray	Employee	1,232	1,232	—	0
Keon T. Green	Employee	5,022	5,022	—	0
Glenda G. Green	Employee	2,634	2,634	—	0
Vivian W. Green	Employee	1,045	1,045	—	0
Robert T. Greising	Employee	1,491	1,491	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Sukhdev K. Grewal	Employee	6,276	6,276	—	0
Edward A. Guest	Employee	3,366	3,366	—	0
Zheng Guo	Employee	23,177	23,177	—	0
Elbert D. Gwinn	Employee	28,664	28,664	—	0
Gareth R. Habel	Employee	3,592	2,092	—	1,500
Leslie S. Haddon	Employee	2,874	2,874	—	0
Mahshad Haeri	Employee	6,220	6,220	—	0
James R. Hall	Employee	1,775	1,775	—	0
Robert W. Halstead	Employee	1,652	1,652	—	0
Erik B. Halverson	Employee	149,726	110,006	—	39,720
Marilyn T. Hamm	Employee	3,335	3,335	—	0
Carollynn . Hammersmith	Employee	1,684	1,684	—	0
Michael M. Hansen	Employee	1,105	1,105	—	0
Alfred A. Harding	Employee	1,379	1,379	—	0
Keri Hardy	Employee	1,293	1,293	—	0
Christopher Harrell	Employee	4,157	4,157	—	0
Douglas C. Harris	Employee	1,737	1,737	—	0
Donna Haynes	Employee	1,285	1,285	—	0
Nidsa D. Hays	Employee	3,574	3,574	—	0
George R. Heim	Employee	7,256	5,756	—	1,500
Douglas W. Henderson	Employee	5,223	5,223	—	0
John P. Heneghan	Employee	2,940	2,940	—	0
Ann M. Hergenroether	Employee	3,242	3,242	—	0
Patricia J. Herman	Employee	2,313	2,313	—	0
Jose A. Hernandez, Jr.	Employee	38,024	36,524	—	1,500
Scott F. Heron	Employee	7,755	4,755	—	3,000
George J. Heruska, Jr.	Employee	1,462	1,462	—	0
Norman E. Hesse	Employee	2,593	2,593	—	0
Christopher . Hetman	Employee	13,276	13,276	—	0
Robert W. High	Employee	1,922	1,922	—	0
Amyl J. Hill	Employee	29,153	29,153	—	0
Andrew J. Hill	Employee	10,674	10,674	—	0
Christopher Hill	Employee	3,081	3,081	—	0
Donna M. Hill	Employee	1,406	1,406	—	0
Thames S. Hillman	Employee	33,483	28,983	—	4,500
Rachel F. Hilton	Employee	1,141	1,141	—	0
Laura S. Hjerpe	Employee	3,597	3,597	—	0
Vernon A. Hoffman, Jr.	Employee	32,409	32,409	—	0
Ronald H. Holland, Sr.	Employee	1,543	1,543	—	0
Leeanne Holmes	Employee	1,143	1,143	—	0
Fariborz Honarpisheh	Employee	34,162	34,162	—	0
Julie Y. Hong	Employee	2,861	2,861	—	0
Gaelen B. Honore'	Employee	1,028	1,028	—	0
Scott A. Horsfield	Employee	2,656	2,656	—	0
Ronald L. Hubbard	Employee	1,173	1,173	—	0
Melissa M. Hudnall	Employee	1,010	1,010	—	0
Richard S. Huffman	Employee	15,964	15,964	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Maryann . Huffman	Employee	3,718	3,718	—	0
Michael W. Hughes	Employee	11,678	11,678	—	0
Robert O. Hughes	Employee	8,798	8,798	—	0
Jennifer D. Hughes-Johns	Employee	3,251	3,251	—	0
Regina N. Hunt	Employee	27,190	25,990	—	1,200
Phyllis D. Hunter	Employee	3,833	3,833	—	0
Gail J. Iannacone	Employee	1,316	1,316	—	0
Larry W. Ingram	Employee	3,462	3,462	—	0
Michael R. Innella	Employee	286,230	252,180	—	34,050
Gregory W. Ireland	Employee	26,666	26,666	—	0
Erica C. Ishii	Employee	1,148	1,148	—	0
Sharon E. Iverson	Employee	5,292	5,292	—	0
Frankie L. Jackson	Employee	3,416	3,416	—	0
Yvonne Jackson	Employee	1,091	1,091	—	0
Keith R. Jackson	Employee	1,012	1,012	—	0
James C. Jacobs	Employee	30,330	30,330	—	0
Andrew James	Employee	3,809	3,809	—	0
David E. Jardot	Employee	2,586	2,586	—	0
Gary D. Jeanes	Employee	1,068	1,068	—	0
Wayne A. Jenness	Employee	1,160	1,160	—	0
Yuli Jin	Employee	22,706	22,706	—	0
Darren L. Johnson	Employee	1,083	1,083	—	0
Scott K. Jones	Employee	9,469	7,969	—	1,500
Michele L. Jones	Employee	4,732	4,732	—	0
Donald D. Jones	Employee	2,916	2,916	—	0
Michael A. Jones	Employee	2,058	2,058	—	0
Penny M. Jones	Employee	1,323	1,323	—	0
Charlene R. Jones	Employee	1,203	1,203	—	0
Shellsey R. Joseph	Employee	1,085	1,085	—	0
Sheikh M. Kamal	Employee	4,407	4,407	—	0
Michael J. Kaszubinski	Employee	16,403	1,403	—	15,000
Vannaver P. Keane	Employee	4,216	4,216	—	0
Dorothy W. Keays	Employee	2,020	2,020	—	0
Richard J. Keeley	Employee	1,745	1,745	—	0
Patricia A. Kelly-Walsh	Employee	2,499	2,499	—	0
Jeannine E. Kenyon	Employee	26,324	26,324	—	0
Kari E. Kesel	Employee	2,788	2,788	—	0
Frank H. Kim	Employee	2,390	2,390	—	0
Stewart E. King	Employee	1,132	1,132	—	0
Althomas Kirby	Employee	1,327	1,327	—	0
Richard A. Kirkpatrick	Employee	1,015	1,015	—	0
John S. Kistler	Employee	1,474	1,474	—	0
Adam Knudsen	Employee	39,598	39,598	—	0
Frank R. Kockler	Employee	2,432	2,432	—	0
Daniel Konopka	Employee	38,675	34,175	—	4,500
John C. Kontos	Employee	1,489	1,489	—	0
Kurt D. Kratch	Employee	53,663	53,363	—	300

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Kevin J. Kreger	Employee	1,528	1,528	—	0
Flora Krrabi	Employee	3,033	3,033	—	0
Jason D. Kruse	Employee	161,374	126,994	—	34,380
Joseph W. Kuhlmann	Employee	27,489	22,989	—	4,500
Richard H. Labarge	Employee	1,591	1,591	—	0
Marcella Lablue	Employee	1,080	1,080	—	0
Michael N. Lakey	Employee	1,003	1,003	—	0
Gregory J. Lane	Employee	4,493	4,493	—	0
Jeffrey D. Lange	Employee	13,707	13,707	—	0
Mildred Laracuente-Pena	Employee	2,807	2,807	—	0
Barbara A. Lashinger	Employee	1,545	1,545	—	0
Theodore O. Laskey	Employee	1,044	1,044	—	0
Danielle Latimer	Employee	1,693	1,693	—	0
Christopher Lavergne	Employee	2,639	2,639	—	0
Ricky L. Laws	Employee	2,081	2,081	—	0
Susan K. Lebo	Employee	3,196	3,196	—	0
Christy Leddy	Employee	1,040	1,040	—	0
Steven D. Leftwood	Employee	3,153	3,153	—	0
Rose E. Lemay	Employee	3,998	3,998	—	0
Donn E. Levally	Employee	2,010	2,010	—	0
Gloria A. Lewis	Employee	1,457	1,457	—	0
Jun Li	Employee	6,903	6,903	—	0
Janessa L. LoGalbo	Employee	1,279	1,279	—	0
Elizabeth B. Lowrey	Employee	20,537	20,537	—	0
Kai Luo	Employee	42,783	42,783	—	0
Edward M. Lussier	Employee	36,309	21,309	—	15,000
Wendy H. Lutz	Employee	1,003	1,003	—	0
Martin G. Lyon	Employee	4,096	4,096	—	0
James E. Lyons	Employee	1,976	1,976	—	0
Jia Ma	Employee	1,654	1,654	—	0
Dmitry Makhtin	Employee	6,806	6,806	—	0
Dorothy Mandeville-Ray	Employee	1,949	1,949	—	0
Melvin P. Mantai	Employee	1,042	1,042	—	0
Donna A. Marden	Employee	4,065	4,065	—	0
Elinore R. Marsh	Employee	6,867	6,867	—	0
Monica L. Marsh	Employee	1,012	1,012	—	0
Cherri Marshall	Employee	1,861	1,861	—	0
Christie J. Marshall	Employee	1,082	1,082	—	0
Brian L. Martin	Employee	22,622	21,122	—	1,500
Joanna P. Martin	Employee	3,380	3,380	—	0
Elizabeth J. Mates	Employee	1,139	1,139	—	0
Gursewak S. Matharoo	Employee	3,822	3,822	—	0
Juil L. Matthews	Employee	1,576	1,576	—	0
William J. McClafferty	Employee	4,059	4,059	—	0
Ray E. McCoy	Employee	27,462	27,462	—	0
John M. McDermott	Employee	7,476	1,476	—	6,000
Patrick M. McFarland	Employee	1,265	1,265	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Sean A. McGuckin	Employee	2,408	2,408	—	0
Eric M. McGuirt	Employee	14,474	14,474	—	0
Bradley S. McKimens	Employee	28,954	28,954	—	0
Paul K. McManus	Employee	6,914	6,914	—	0
Karen L. McNeilly	Employee	8,427	8,427	—	0
Susan E. Melifonwu	Employee	2,889	2,889	—	0
Mary Ellen J. Merlino	Employee	3,033	3,033	—	0
Maxwell E. Merricks	Employee	27,290	26,090	—	1,200
Richard Meyers	Employee	20,771	20,771	—	0
Donald G. Mickles	Employee	7,683	7,683	—	0
Gregory R. Milas	Employee	1,083	1,083	—	0
Richard B. Miller	Employee	2,293	2,293	—	0
Darren M. Miller	Employee	1,801	1,801	—	0
Tony L. Mills	Employee	1,001	1,001	—	0
Jose M. Molina	Employee	26,232	26,232	—	0
Gelareh Monadjemi	Employee	13,782	13,782	—	0
James E. Montoya	Employee	1,756	1,756	—	0
James R. Moore	Employee	34,478	34,478	—	0
Constance L. Moore	Employee	1,453	1,453	—	0
James W. Moore	Employee	2,627	1,127	—	1,500
Carl V. Moore	Employee	1,045	1,045	—	0
John T. Morgan	Employee	11,620	11,620	—	0
Preshinda P. Morgan	Employee	1,145	1,145	—	0
Louis M. Morris	Employee	5,093	5,093	—	0
Dianne E. Morris	Employee	1,018	1,018	—	0
Rebecca A. Morrison	Employee	1,266	1,266	—	0
Melissa R. Morrow	Employee	1,982	1,982	—	0
Terri Morton	Employee	10,167	10,167	—	0
Claire E. Moss	Employee	1,130	1,130	—	0
Charles F. Motter	Employee	66,858	59,358	—	7,500
Kristen L. Moulin	Employee	34,604	25,904	—	8,700
Stephen J. Mowdy	Employee	3,288	3,288	—	0
Catherine Mullen	Employee	2,030	2,030	—	0
Rizwan Munir	Employee	6,971	6,971	—	0
Eric Murchie-Beyma	Employee	55,405	55,405	—	0
John C. Myers	Employee	1,646	1,646	—	0
Julia E. Nalitz	Employee	1,216	1,216	—	0
Lucas J. Narel	Employee	5,228	3,728	—	1,500
Mohammad Y. Nawab	Employee	3,083	3,083	—	0
Cynthia G. Nelson	Employee	3,454	3,454	—	0
Thomas M. Nemchik	Employee	4,212	4,212	—	0
Veronica S. Newman	Employee	3,317	3,317	—	0
Tuan M. Ngo	Employee	16,301	16,301	—	0
Corey Nightengale, Sr.	Employee	1,405	1,405	—	0
Sheri L. Norwood	Employee	1,072	1,072	—	0
Karl-Johan Nyberg	Employee	4,441	4,441	—	0
Darin O'Connor	Employee	2,642	2,642	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Dale G. O'Quinn	Employee	4,012	4,012	—	0
Dana A. Oswalt	Employee	9,335	9,335	—	0
Sean M. O'Toole	Employee	1,479	1,479	—	0
John P. Owens	Employee	4,251	4,251	—	0
Glen R. Palo	Employee	1,570	1,570	—	0
Grace P. Parish	Employee	1,190	1,190	—	0
Hyun A. Park	Employee	2,177	2,177	—	0
Kyle Parsons	Employee	1,083	1,083	—	0
Mary E. Pasqualucci	Employee	1,166	1,166	—	0
Tairbek S. Pazylbekov	Employee	8,058	8,058	—	0
Walter Peacock	Employee	127,509	116,769	—	10,740
William G. Pearce	Employee	37,209	37,209	—	0
Roland E. Pearson	Employee	35,361	35,361	—	0
Genyong Peng	Employee	15,885	15,885	—	0
Sheila B. Penn	Employee	2,339	2,339	—	0
Alana M. Penndragon	Employee	4,052	4,052	—	0
James P. Petrous	Employee	13,595	13,595	—	0
Ngoc-Anh N. Pham	Employee	38,814	38,814	—	0
Chevelle D. Pierce	Employee	1,298	1,298	—	0
William J. Pierson	Employee	1,146	1,146	—	0
Daniel K. Piper	Employee	27,238	27,238	—	0
Daniel A. Piper	Employee	2,134	2,134	—	0
Edward J. Pippin	Employee	18,147	18,147	—	0
Christina Pladsen	Employee	34,374	34,374	—	0
Stanley Polhill	Employee	22,008	22,008	—	0
Steven C. Pollard	Employee	1,796	1,796	—	0
Valentin Popescu	Employee	16,367	16,367	—	0
Timothy Q. Powers	Employee	11,433	6,933	—	4,500
Joelle N. Pozza	Employee	1,765	1,765	—	0
Kathy J. Price	Employee	8,069	8,069	—	0
Jennifer J. Pride	Employee	2,713	2,713	—	0
Stephen M. Prior	Employee	13,005	13,005	—	0
Nora J. Putt	Employee	2,562	2,562	—	0
Mohammad S. Qamar	Employee	3,223	3,223	—	0
Susan E. Raddatz	Employee	2,482	2,482	—	0
Tajinder S. Raheja	Employee	1,052	1,052	—	0
Pramen K. Rajbhandari	Employee	7,899	7,899	—	0
Eliesed Ramos	Employee	1,801	1,801	—	0
Srinivasul Rayala	Employee	11,573	11,573	—	0
Stephen J. Reden	Employee	6,052	6,052	—	0
Laquisha D. Redmond	Employee	1,324	1,324	—	0
Dajuan O. Reid	Employee	1,181	1,181	—	0
Tamiko Reid	Employee	1,104	1,104	—	0
Charles C. Rettberg	Employee	2,014	2,014	—	0
Andrew J. Riccobono	Employee	2,256	2,256	—	0
James L. Rice	Employee	5,330	5,330	—	0
Rashida J. Ricks	Employee	1,196	1,196	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Rebecca E. Riecks	Employee	5,626	5,626	—	0
John E. Riley, Jr.	Employee	72,016	73,546	—	0
Octavio R. Ritumalta	Employee	1,172	1,172	—	0
Herbert O. Robbins	Employee	2,577	2,577	—	0
James D. Roberts	Employee	27,871	27,871	—	0
Erik Roberts	Employee	22,697	22,697	—	0
Alvin . Robertson, Jr.	Employee	2,592	2,592	—	0
Michele D. Robinson	Employee	2,240	2,240	—	0
Peter M. Ronbeck	Employee	1,401	1,401	—	0
Sam Ronda	Employee	7,439	7,439	—	0
Loretta A. Rose	Employee	3,372	3,372	—	0
Heather M. Rosenberger	Employee	2,348	2,348	—	0
John A. Ross	Employee	3,316	3,316	—	0
Kathleen R. Ross	Employee	1,515	1,515	—	0
Eunice J. Rothwell	Employee	1,738	1,738	—	0
Susan L. Ruboy	Employee	6,545	6,545	—	0
Thomas E. Rulo	Employee	15,651	15,651	—	0
Lucia H. Rushton	Employee	1,068	1,068	—	0
Virginia . Rutledge	Employee	2,019	2,019	—	0
Nicholas N. Sabetto	Employee	1,017	1,017	—	0
Ricky L. Sammons	Employee	1,001	1,001	—	0
Timothy J. Sampson	Employee	1,079	1,079	—	0
Edith E. Samson	Employee	1,138	1,138	—	0
Petru A. Santighian	Employee	18,703	14,203	—	4,500
Laura E. Saunders	Employee	27,415	27,415	—	0
Stephen N. Scheer	Employee	24,380	24,380	—	0
Kristin A. Schmidtfrerick	Employee	2,496	2,496	—	0
Edward W. Schmitt	Employee	8,678	8,678	—	0
Teresa J. Schroat	Employee	1,640	1,640	—	0
Holly L. Schwarz	Employee	2,995	2,995	—	0
Tanasha S. Scott	Employee	1,131	1,131	—	0
Ralph I. Sebacher	Employee	74,010	81,210	—	0
Mary L. Sella	Employee	23,553	23,553	—	0
Billy W. Sellers	Employee	2,595	1,095	—	1,500
Paul Semenchuk	Employee	11,178	11,178	—	0
Leo R. Sequeira	Employee	2,631	2,631	—	0
Kenneth J. Sertic	Employee	2,681	2,681	—	0
Sharon A. Seyler	Employee	21,267	21,267	—	0
Danny G. Shannon	Employee	4,599	4,599	—	0
Frank J. Sharkowicz	Employee	1,132	1,132	—	0
Geetanjali Sharma	Employee	5,234	5,234	—	0
Sharon L. Shields	Employee	1,202	1,202	—	0
Robert G. Shillito	Employee	1,814	1,814	—	0
Jonathan D. Shin	Employee	6,445	6,445	—	0
Kenneth C. Shin	Employee	4,252	1,852	—	2,400
Ramoella D. Sianipar	Employee	1,388	1,388	—	0
Peter M. Simmons	Employee	3,339	3,339	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Pamela A. Skanes	Employee	15,264	15,264	—	0
Rose M. Smalls	Employee	1,761	1,761	—	0
La Marcia M. Smalls	Employee	1,176	1,176	—	0
Johnny L. Smith	Employee	26,942	26,942	—	0
Shawn M. Smith	Employee	3,457	3,457	—	0
Linda H. Smith	Employee	2,450	2,450	—	0
Mark S. Smith	Employee	2,233	2,233	—	0
Frederic D. Smith	Employee	1,874	1,874	—	0
Jay Smith	Employee	1,671	1,671	—	0
Alison C. Smith	Employee	1,651	1,651	—	0
Arthur W. Smith	Employee	1,627	1,627	—	0
William G. Smith	Employee	1,040	1,040	—	0
Mary T. Smolinski	Employee	2,578	2,578	—	0
Linda M. Snider	Employee	1,056	1,056	—	0
Martin P. Sorensen	Employee	8,069	8,069	—	0
William A. Souden, Jr.	Employee	1,690	1,690	—	0
Lance I. Stadler	Employee	2,589	1,089	—	1,500
Lesley M. Stewart	Employee	1,437	1,437	—	0
Nathan K. Stiltner	Employee	47,489	47,489	—	0
Weiwei Y. Stiltner	Employee	12,062	12,062	—	0
Christine L. Stone	Employee	4,027	4,027	—	0
Alan C. Stone	Employee	3,553	3,553	—	0
Flendard R. Stotts	Employee	1,749	1,749	—	0
William R. Suggs	Employee	1,216	1,216	—	0
Charles T. Sutherlin	Employee	4,149	1,149	—	3,000
Thomas C. Swanson	Employee	1,481	1,481	—	0
Frank J. Talbot	Employee	4,271	4,271	—	0
Yu Tang	Employee	3,492	3,492	—	0
Williford J. Thomas	Employee	2,018	2,018	—	0
Isis A. Thomas	Employee	1,458	1,458	—	0
Kristy Thornton	Employee	13,630	13,630	—	0
Donald L. Thornton	Employee	1,703	1,703	—	0
Alfred C. Tillmann	Employee	3,680	3,680	—	0
Yufeng Tong	Employee	30,167	30,167	—	0
Jeffrey H. Toquinto	Employee	6,834	6,834	—	0
David A. Torres	Employee	2,174	2,174	—	0
Kevin M. Tunks	Employee	6,081	4,581	—	1,500
Guy W. Turnquist	Employee	1,530	1,530	—	0
Ron Urman	Employee	23,373	23,373	—	0
Russell E. Van Camp	Employee	2,978	2,978	—	0
Randall T. Vanscoy	Employee	2,461	2,461	—	0
Daniel L. Varble	Employee	2,267	2,267	—	0
Nina E. Vargus	Employee	1,629	1,629	—	0
Alvin D. Wadsworth	Employee	1,865	1,865	—	0
Susan F. Waldron	Employee	6,183	6,183	—	0
Nia I. Walker	Employee	1,115	1,115	—	0
Danielle M. Wallace	Employee	8,055	8,055	—	0

Selling Stockholder	Position (1)	Shares Beneficially Owned (2)	Number of Restricted Shares Offered for Resale (3)	Number of Control Shares Offered for Resale (4)	Beneficially Owned After the Resale (5)
Karl B. Walther	Employee	2,293	2,293	—	0
Dongzhi Wang	Employee	1,133	1,133	—	0
Judith E. Ward	Employee	3,722	3,722	—	0
James J. Ward	Employee	3,458	3,458	—	0
Arveice M. Washington	Employee	3,742	3,742	—	0
Ted S. Wattron	Employee	4,166	4,166	—	0
Jason R. Watts	Employee	1,132	1,132	—	0
Kyle Weaver	Employee	24,521	24,521	—	0
Lorie L. Webb	Employee	7,578	7,578	—	0
Roger W. Weiland	Employee	2,641	2,641	—	0
Elizabeth . Weinhold	Employee	3,621	3,621	—	0
Stacey Wells	Employee	86,454	60,954	—	25,500
Robert G. Wenig	Employee	4,388	4,388	—	0
Darrel E. Westbrook, III	Employee	10,443	5,943	—	4,500
William W. Wheatley	Employee	4,901	4,901	—	0
Karen L. Wheeler	Employee	26,568	26,568	—	0
Ralph A. Wheeler	Employee	1,291	1,291	—	0
Patsy A. White	Employee	5,220	5,220	—	0
Winona R. Whitney-LeTourneau	Employee	9,593	9,593
				—	0
Russell M. Wilbur	Employee	1,867	1,867	—	0
Bruce A. Wilcox	Employee	48,536	48,536	—	0
Shirley W. Wilson	Employee	1,195	1,195	—	0
Gary F. Wines	Employee	65,187	62,187	—	3,000
David M. Winkler	Employee	8,686	8,686	—	0
Eric A. Wolking	Employee	48,283	18,583	—	29,700
Kevin E. Wood	Employee	8,848	8,848	—	0
Roland C. Wood, III	Employee	1,161	1,161	—	0
Grady L. Wood, Jr.	Employee	2,266	2,266	—	0
Robert W. Worral	Employee	9,632	9,632	—	0
Maryjo A. Worral	Employee	8,326	8,326	—	0
Ruth R. Wynn	Employee	60,920	60,920	—	0
Nan Yang	Employee	16,993	16,993	—	0
Bobby T. Yee	Employee	35,861	35,861	—	0
Amy L. Ygbuhay	Employee	12,023	4,523	—	7,500
Young J. Yu	Employee	3,323	3,323	—	0

(1)	All Selling Stockholders are employees and/or directors of the Company. The positions of officers and directors are specifically described.
(2)
Substantially all of the Shares set forth herein (other than with respect to officers and directors) are held by the Stanley, Inc. Employee Stock Ownership Plan Trust and have been allocated to accounts of participants in the ESOP.

(3)	Includes (i) shares previously issued upon exercise of options granted under the Plans and (ii) vested and unvested shares of restricted stock previously granted under the Plans.
(4)	Includes shares subject to vested and unvested options issued under the Plans.
(5)	Assumes that all Shares offered for resale pursuant to this Prospectus are sold.

(6)
Consists of 1,500,810 shares as to which he has sole voting and investment power, 213,390 shares held by the ESOP for his account and 402,000 shares which he may acquire pursuant to stock options that are currently exercisable. Excludes 7,113,270 shares of Common Stock owned by the ESOP for the account of others, as to which he disclaims beneficial ownership as a trustee of the ESOP, 307,950 shares which are held for his account by the Executive Deferred Compensation and Equity Incentive Plan Trust, or the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership and 150,000 shares which are held in a dynasty trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(7)
Consists of 338,520 shares as to which he has sole voting and investment power, 184,980 shares held by the ESOP for his account and 234,000 shares which he may acquire pursuant to stock options that are currently exercisable. Excludes 7,141,680 shares of Common Stock owned by the ESOP for the account of others, as to which he disclaims beneficial ownership as a trustee of the ESOP, and 219,690 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership and 75,000 shares which are held in a dynasty trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(8)
Consists of 76,170 shares as to which he has sole voting and investment power, 150,750 shares held by the ESOP for his account and 149,520 shares which he may acquire pursuant to stock options that are currently exercisable. Excludes 161,130 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(9)
Consists of 1,076,460 shares as to which he has sole voting and investment power, 221,130 shares held by the ESOP for his account and 71,400 shares which he may acquire pursuant to stock options that are currently exercisable. Excludes 7,105,530 shares of Common Stock owned by the ESOP for the account of others, as to which he disclaims beneficial ownership as a trustee of the ESOP, 120,690 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership and 150,000 shares which are held in a dynasty trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(10)
Consists of 198,990 shares as to which he has sole voting and investment power, 86,730 shares held by the ESOP for his account and 105,600 shares which he may acquire pursuant to stock options that are currently exercisable. Excludes 51,000 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(11)
Consists of 218,640 shares as to which he has sole voting and investment power, 88,980 shares held by the ESOP for his account and 87,000 shares which he may acquire pursuant to stock options that are currently exercisable. Excludes 45,000 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(12)	Consists of 15,000 shares which he may acquire pursuant to stock options that are currently exercisable.

(13)
Consists of 41,250 shares as to which he has sole voting and investment power and 26,250 shares which he may acquire pursuant to stock options that are currently exercisable. Excludes 15,000 shares which are held for his account by the Trust, as to which he does not have voting or investment power and disclaims beneficial ownership.

(14)	Consists of 519,540 shares as to which he has sole voting and investment power and 280,800 shares held by the ESOP for his account.
(15)	Consists of 82,170 shares as to which he has sole voting and investment power and 4,320 unvested shares of restricted stock as to which he has sole voting power.
(16)	Consists of 82,170 shares as to which he has sole voting and investment power and 4,320 unvested shares of restricted stock as to which he has sole voting power.
(17)
Consists of 6,180 shares as to which he has sole voting and investment power, 17,100 shares which he may acquire pursuant to stock options that are currently exercisable and 4,320 shares of unvested restricted stock as to which he has sole voting power.

(18)	Consists of 9,150 shares as to which he has sole voting and investment power and 4,320 unvested shares of restricted stock as to which he has sole voting power.
(19)	Consists of 4,320 shares of unvested restricted stock as to which he has sole voting power.

PLAN OF DISTRIBUTION

The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired (or, in some cases, may acquire) pursuant to the Plans at such times and at such places as the Selling Stockholders choose.

The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals, certain volume limitations set forth in Rule 144(e) of the Securities Act and lock-up agreements entered into in connection with the Company’s initial public offering. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.

The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at fixed prices (which may be changed) or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders. In addition, sales of Shares held by the ESOP that have been allocated to accounts of Selling Stockholders may be effected by the trustee of the ESOP on behalf of, and at the direction of, the Selling Stockholders.

The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.

The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon for Stanley, Inc. by Scott D. Chaplin, General Counsel.

EXPERTS

Our consolidated financial statements as of March 31, 2005 and 2006 and for the three years ended March 31, 2006, incorporated by reference in this prospectus and the related financial statement schedule incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their reports incorporated by reference herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The financial statements of Morgan Research Corporation as of December 31, 2005, 2004 and 2003 and for the years then ended, incorporated by reference herein have been audited by Beason & Nalley, Inc., independent auditors, to the extent indicated in their report thereon also incorporated by reference herein. The foregoing financial statements have been incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

11,632,080 SHARES

STANLEY, INC.

COMMON STOCK
PROSPECTUS

October 23, 2006

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 are incorporated by reference herein and shall be deemed a part hereof: (1) the Company’s Registration Statement on Form S-1 filed on May 12, 2006, as amended (Registration No. 333-134053), and (2) the description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed on October 13, 2006 (Registration No. 001-33083), together with any amendment thereto filed with the Commission for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the common stock being offered hereby has been passed upon for Stanley, Inc. by Scott D. Chaplin, General Counsel.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

     Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Our bylaws generally provide that we will indemnify our directors and officers to the fullest extent permitted by law.

    We also maintain officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

        The shares of Common Stock which may be sold pursuant to the reoffer prospectus by or for the respective accounts of the Selling Stockholders issued to the Selling Stockholders under the 1995 Stock Incentive Plan and the Executive Deferred Compensation and Equity Incentive Plan were issued by the Company in reliance upon the exemption provided by Section 4(2) of the Securities Act. The issuance of shares to the Stanley, Inc. Employee Stock Ownership Plan did not constitute sales within the meaning of the Securities Act.

ITEM 8.	EXHIBITS.

EXHIBIT NUMBER	EXHIBIT

4.1
Amended and Restated Certificate of Incorporation of Stanley, Inc. (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of Stanley, Inc. on Form S-1, Registration No. 333-134053)

4.2	Amended and Restated Bylaws of Stanley, Inc. (incorporated by reference to Exhibit No. 3.3 of the Registration Statement of Stanley, Inc. on Form S-1, Registration No. 333-134053)

4.3	Stanley, Inc. Employee Stock Purchase Plan, effective as of October 23, 2006

5.1	Opinion of Scott D. Chaplin, General Counsel

23.1	Consent of Beason & Nalley, Inc.

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Scott D. Chaplin, General Counsel (contained in Exhibit 5.1)

24	Powers of Attorney (included as part of the signature pages)

An Opinion of counsel regarding ERISA matters is omitted in accordance with Item 8 of Form S-8. The Registrant has submitted the Stanley, Inc. Employee Stock Ownership Plan and all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made all changes required by the IRS to qualify the plan.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on October 23, 2006.

STANLEY, INC.
By
/s/ Philip O. Nolan
Name:	Philip O. Nolan
Title::	Chairman, President & Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Stanley, Inc, do hereby constitute and appoint Philip O. Nolan, William E. Karlson and George H. Wilson, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 23, 2006.

Name	Title

/s/ Philip O. Nolan	Chairman, President, Chief Executive Officer and Director
Philip O. Nolan	(Principal Executive Officer)

/s/ Brian J. Clark	Chief Financial Officer
Brian J. Clark	(Principal Financial Officer)

/s/ George H. Wilson	Executive Vice President for Strategic
George H. Wilson	Operations and Director

/s/ William E. Karlson	Senior Vice President, Outsourcing
William E. Karlson	Solutions and Director

Director
Lawrence A. Gallagher

/s/ James C. Hughes	Director
James C. Hughes

/s/ John P. Riceman	Director
John P. Riceman

Director
General Jimmy D. Ross, USA (Ret.)

Director
Lt. General Richard L. Kelly, USMC (Ret.)

/s/ Charles S. Ream	Director
Charles S. Ream

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Stanley, Inc. Employee Stock Purchase Plan) have duly caused this Registration Statement to be signed on behalf of the Stanley, Inc. Employee Stock Purchase Plan by the undersigned, thereunto duly authorized, in Arlington, Virginia, on October 23, 2006.

STANLEY, INC. EMPLOYEE STOCK PURCHASE PLAN
/s/ Michael A. Zaramba
Name:	Michael A. Zaramba
Title:	Administrator

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

4.1
Amended and Restated Certificate of Incorporation of Stanley, Inc. (incorporated by reference to Exhibit No. 3.1 of the Registration Statement of Stanley, Inc. on Form S-1, Registration No. 333-134053)

4.2	Amended and Restated Bylaws of Stanley, Inc. (incorporated by reference to Exhibit No. 3.3 of the Registration Statement of Stanley, Inc. on Form S-1, Registration No. 333-134053)

4.3	Stanley, Inc. Employee Stock Purchase Plan, effective as of October 23, 2006

5.1	Opinion of Scott D. Chaplin, General Counsel

23.1	Consent of Beason & Nalley, Inc.

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of Scott D. Chaplin, General Counsel (contained in Exhibit 5.1)

24	Powers of Attorney (included as part of the signature pages)

An Opinion of counsel regarding ERISA matters is omitted in accordance with Item 8 of Form S-8. The Registrant has submitted the Stanley, Inc. Employee Stock Ownership Plan and all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made all changes required by the IRS to qualify the plan.